Exhibit 99.1

INVE Technologies, Inc. Reports Third Quarter 2026 Financial Results

Focused on Providing Physical AI Solutions Through Targeted Acquisitions of Enterprise SaaS Companies

Signed Strategic Partnership Agreement with Trackonomy

Santa Ana, Calif. — November 12, 2026 — INVE Technologies, Inc. (NASDAQ: INVE) today released its financial results for the third quarter ended September 30, 2026.

Financial Results for Fiscal Third Quarter 2026

Revenue for the third quarter of 2026 was $3.1 million, compared to $5.0 million in the third quarter of 2025. The year-over-year decrease was due to lower unit sales of RFID transponder products and the IoT business divestiture to Trackonomy during Q3. Net revenue for the third quarter of 2026 reflects only activity through September 15, 2026, the closing date of the asset sale transaction, and therefore is not comparable to the full prior-year period.

Third quarter 2026 GAAP gross margin was 18.3% and non-GAAP gross margin was 31.6%, compared to third quarter 2025 GAAP gross margin of 10.7% and non-GAAP gross margin of 19.1%. The year-over-year improvement was primarily driven by continued cost savings and efficiencies resulting from the transition of production to the Thailand facility, higher utilization at the Thailand facility, and the non-recurrence of prior-year inventory obsolescence charges.

GAAP operating expenses, including research and development, selling and marketing, general and administrative, and restructuring and severance, were $8.8 million in the third quarter of 2026, compared to $6.1 million in the third quarter of 2025. The year-over-year increase in GAAP operating expenses was primarily driven by an increase in costs associated with the asset sale transaction. Non-GAAP operating expenses were $4.0 million in the third quarter of 2026, compared to $4.5 million in the third quarter of 2025. The year-over-year decrease in non-GAAP operating expenses reflects management’s disciplined cost control.

Third quarter 2026 GAAP net income was $0.6 million, or $0.02 per basic and diluted share, compared to GAAP net loss of $3.5 million, or $0.15 per basic and diluted share, in the third quarter of 2025. The year-over-year increase was primarily driven by a gain recognized on the asset sale and a net gain recognized on the dissolution of a foreign subsidiary, partially offset by higher strategic transaction-related costs and higher stock-based compensation related to the acceleration of unvested RSUs associated with the closing of the asset sale.

Third quarter 2026 non-GAAP adjusted EBITDA loss was $3.0 million, compared to a non-GAAP adjusted EBITDA loss of $3.6 million in the third quarter of 2025. The year-over-year improvement was primarily driven by disciplined management of operating expenses in support of the Company’s strategic initiatives.

Financial Outlook

Following the sale of its IoT Business to Trackonomy on September 15, 2026, the Company currently has no commercial revenue. Consequently, the Company is not providing financial guidance.

Conference Call

INVE Technologies management will hold a conference call today, November 12, 2026, at 5:00 p.m. EST (2:00 p.m. PST) to discuss the company's third quarter 2026 financial results and its business strategy.

Toll-Free: +1 877-545-0320

International Number: +1 973-528-0002

Call ID: 779755

Webcast link: Register and Join

The teleconference replay will be available through Thursday, November 26, 2026, by dialing +1 877-481-4010 (Toll-Free Replay Number) or +1 919-882-2331 (International Replay Number) and entering passcode 54742.

About INVE Technologies

INVE Technologies, Inc. is a publicly traded operating company focused on acquiring and operating enterprise-enabled intelligent software businesses that require the addition of physical AI in compliance driven industries. Its strategy is to combine established enterprise SaaS platforms with Physical AI capabilities to support automated, continuous, and verifiable operational data. For additional information, visit invetechnologies.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (GAAP), including non-GAAP adjusted EBITDA, non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses. INVE Technologies uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating operational performance. INVE Technologies believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends. Non-GAAP gross profit and margin exclude stock-based compensation and amortization and depreciation. Non-GAAP adjusted EBITDA excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes income tax provision (benefit), interest income, net, foreign currency gains (losses), net, stock-based compensation, amortization and depreciation, gain on asset sale, net gain on dissolution of foreign subsidiary, restructuring and severance, and strategic review-related costs. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, strategic review-related costs, and restructuring and severance. The exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of INVE Technologies and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact is a forward-looking statement, including statements regarding INVE Technologies’ strategy and focus. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside INVE Technologies’ control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: INVE Technologies’ ability to successfully execute its business strategy; INVE Technologies’ ability to successfully acquire one or more enterprise software companies; the success of the strategic partnership agreement with Trackonomy; and the other risk factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2025, as amended, Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements are based on information available to INVE Technologies on the date hereof, and INVE Technologies assumes no obligation to update such statements.

INVE Technologies Investor Relations Contact:
IR@invetechnologies.com

INVE Technologies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Net revenue	$3,088	$5,009	$16,182	$15,318
Cost of revenue	2,524	4,475	13,411	15,126
Gross profit	564	534	2,771	192
Operating expenses:
Research and development	1,228	828	3,179	2,505
Selling and marketing	1,455	1,369	4,094	4,322
General and administrative	5,958	3,517	13,209	9,720
Restructuring and severance	164	402	245	1,082
Total operating expenses	8,805	6,116	20,727	17,629
Loss from operations	(8,241)	(5,582)	(17,956)	(17,437)
Non-operating income (expense):
Interest income, net	866	1,309	2,908	3,841
Gain on Asset Sale	6,127	—	6,127	—
Net gain on dissolution of foreign subsidiary	1,817	—	1,817	—
Foreign currency gains (losses), net	84	(25)	(327)	(1,425)
Income (loss) before income tax benefit (provision)	653	(4,298)	(7,431)	(15,021)
Income tax benefit (provision)	(65)	847	(82)	739
Net income (loss )	588	(3,451)	(7,513)	(14,282)
Cumulative dividends on Series B convertible preferred stock	(214)	(207)	(636)	(617)
Net income (loss) available to common stockholders	$374	$(3,658)	$(8,149)	$(14,899)

Net income (loss) per common share:
Basic	$0.02	$(0.15)	$(0.34)	$(0.63)
Diluted	$0.02	$(0.15)	$(0.34)	$(0.63)

Weighted average common shares outstanding:
Basic	24,193	23,849	24,151	23,736
Diluted	24,213	23,849	24,151	23,736

INVE Technologies, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$86,789	$128,609
Restricted cash	300	300
Accounts receivable, net of allowances	—	4,070
Inventories	—	7,419
Prepaid expenses and other current assets	1,375	2,267
Total current assets	88,464	142,665
Property and equipment, net	32	7,316
Operating lease right-of-use assets	—	841
Equity investments	50,200	200
Other assets	—	315
Total assets	$138,696	$151,337

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$803	$3,619
Operating lease liabilities	—	331
Deferred revenue	—	2,760
Accrued compensation and related benefits	373	776
Accrued income taxes payable	313	288
Other accrued expenses and liabilities	5,568	1,619
Total current liabilities	7,057	9,393
Long-term operating lease liabilities	—	525
Other long-term liabilities	754	718
Total liabilities	7,811	10,636
Total stockholders' equity	130,885	140,701
Total liabilities and stockholders' equity	$138,696	$151,337

INVE Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Reconciliation of GAAP gross margin to non-GAAP gross margin
GAAP gross profit	$564	$534	$2,771	$192
Reconciling items included in GAAP gross profit:
Stock-based compensation	41	6	54	15
Amortization and depreciation	372	415	1,312	1,277
Total reconciling items included in GAAP gross profit	413	421	1,366	1,292
Non-GAAP gross profit	$977	$955	$4,137	$1,484
Non-GAAP gross margin	32%	19%	26%	10%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$8,805	$6,116	$20,727	$17,629
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(1,436)	(702)	(2,767)	(2,396)
Amortization and depreciation	(91)	(117)	(256)	(235)
Strategic review-related costs	(3,102)	(372)	(4,981)	(376)
Restructuring and severance	(164)	(402)	(245)	(1,082)
Total reconciling items included in GAAP operating expenses	(4,793)	(1,593)	(8,249)	(4,089)
Non-GAAP operating expenses	$4,012	$4,523	$12,478	$13,540

Reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA
GAAP net income (loss)	$588	$(3,451)	$(7,513)	$(14,282)
Reconciling items included in GAAP net income (loss):
Income tax provision (benefit)	65	(847)	82	(739)
Interest income, net	(866)	(1,309)	(2,908)	(3,841)
Foreign currency (gains) losses, net	(84)	25	327	1,425
Stock-based compensation	1,477	708	2,821	2,411
Amortization and depreciation	463	532	1,568	1,512
Gain on Asset Sale	(6,127)	—	(6,127)	—
Net gain on dissolution of foreign subsidiary	(1,817)	—	(1,817)	—
Strategic review-related costs	3,102	372	4,981	376
Restructuring and severance	164	402	245	1,082
Total reconciling items included in GAAP net income (loss)	(3,623)	(117)	(828)	2,226
Non-GAAP adjusted EBITDA	$(3,035)	$(3,568)	$(8,341)	$(12,056)